Hawaiian Electric Exhibit 10.7(c)

December 17, 2013

Hawaiian Electric Company, Inc.
P.O. Box 2750
Honolulu, Hawaii  96840-0001
Attn:    Mr. Ronald R. Cox, Vice President Power Supply

Re:
Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract, dated November 14, 1997, as amended by the Amendment to Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract, dated April 12, 2004 (collectively, “Contract”)

Dear Mr. Cox:

This letter (“Second Amendment”) confirms the agreement between Hawaiian Electric Company, Inc., Maui Electric Company, Ltd., and Hawaii Electric Light Company, Inc. (collectively, “Buyers”) and Chevron Products Company, a division of Chevron U.S.A. Inc. (“Chevron”) regarding the amendment of the above-referenced Contract. Capitalized terms used in this Second Amendment but not otherwise defined herein have the meanings set forth in the Contract.

It is agreed as follows:

1.	The text at Article II is deleted and replaced with the following:

“The term of this Contract shall be from January 1, 1998 through December 31, 2015, and shall continue thereafter for Extensions beginning each successive January 1, unless Buyers or Chevron give written notice of termination at least 120 Days before the beginning of an Extension.”

2.	The text at Section 6.1(i) is deleted and replaced with the following:

“Chevron agrees to Deliver and MECO and HELCO agree to receive their Oil into a Buyer’s Nominated Barge, Free On Board (“F.O.B.”) at Barbers Point Deep Draft Harbor if Chevron is authorized to use the [ … ] for such movements (“Pipeline to Barber’s Point”). In the event (a)
Chevron’s [ … ], and (b) Buyers have permission to utilize the [ … ], then the
Delivery point will be deemed changed to the location where the [ … ] with the [ … ], which shall be taken to be at the butt weld of the tee branch connection (“Point of Interconnection”). In the event neither[ … ] nor the [ …  ] have authorization to use the [ … ], then the Delivery point where Buyers will receive Diesel from Chevron will be at the terminal flange prior to the barge flange at HMT, and the parties agree that such [ … ] and the Buyers' [ … ] for the transport of Buyer’s CIFO shall constitute a “Contingency” under Section 12.1(d) with respect to the supply of CIFO such that Chevron is not obligated to sell or Deliver CIFO to Buyer, and Buyer is not obligated to purchase or receive CIFO from Chevron.”

3.	The text at Section 6.1(ii) is deleted and replaced with the following:

“The Delivery rate of Diesel will be 3,000 BPH minimum. The Delivery rate of CIFO will be 2,000 BPH minimum. Chevron agrees to make its best, reasonable efforts to (a) load Diesel and CIFO concurrently provided that a Buyer’s Nominated Barge is capable of receiving same; and (b) to operate Chevron’s current CIFO Delivery systems to Deliver CIFO into said Nominated Barge at a minimum temperature of 120○ F. Buyers acknowledge that the CIFO Delivery temperature is dependent upon Chevron’s and HECO’s scheduling of other fuel movements in Chevron’s pipeline and that the temperature is therefore not be guaranteed.”

4.	Section 6.6(i) is hereby deleted and replaced in its entirety with the following:

“For the Delivered Diesel and CIFO under Section 6.1, care, custody, control, title and risk of loss shall pass to Buyer as the Diesel or CIFO passes the flange connecting Chevron’s pipeline to the cargo hose of the Buyer’s Nominated Barge or vessel; provided, however, that if (a) [ … ], and (b) Buyer has permission to utilize the [ … ], then care, custody, control, title and risk of loss shall pass to Buyer as the Diesel or CIFO passes the Point of Interconnection.”

5.
This Second Amendment may be executed in counterparts (including through electronically exchanged signature pages), each of which is deemed an original, and all of which together constitute the same instrument.

6.
Except to the extent modified by this Second Amendment, the Contract continues unchanged in full force and effect. This Second Amendment constitutes the entire understanding between the parties on the specific subjects discussed herein.

[Signatures follow]

If the foregoing accurately reflects the agreement of the parties, please so signify by having duly authorized representatives counter-sign in the spaces provided below.

Sincerely,

CHEVRON PRODUCTS COMPANY, a division of Chevron U.S.A. Inc.
Signature: /s/ Billy Liu ____________________________________ Name: Billy Liu Title: Hawaii VCO Coordinator
HAWAIIAN ELECTRIC COMPANY, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
Signature: /s/ Ronald R. Cox ____________________________________ Name: Ronald R. Cox Title: Vice President, Power Supply	Signature: /s/ Scott W. H. Seu ____________________________________ Name: Scott W. H. Seu Title: Vice President, Energy Resources and Operations
MAUI ELECTRIC COMPANY, LTD.	MAUI ELECTRIC COMPANY, LTD.
Signature: /s/ Sharon M. Suzuki ____________________________________ Name: Sharon M. Suzuki Title: President	Signature: /s/ Lyle J. Matsunaga ________________________________________ Name: Lyle J. Matsunaga Title: Assistant Treasurer

HAWAII ELECTRIC LIGHT COMPANY, INC.	He HAWAII ELECTRIC LIGHT COMPANY, INC.
Signature: /s/ Jay Ignacio ________________________________________ Name: Jay Ignacio Title: President	Signature: /s/ Rhea Lee ________________________________________ Name: Rhea Lee Title: Assistant Secretary